Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors PureTech Health plc:

We consent to the use of our report included herein and to the reference to our firm under the heading “Statement by Experts” in Amendment No. 1 to the registration statement on Form 20-F.

/s/ KPMG LLP

15 Canada Square London

E14 5GL United Kingdom

9/11/2020